Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of April 17, 2019, by and among Mateon Therapeutics, Inc., a Delaware corporation (the “Parent”), Oncotelic Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), and Oncotelic, Inc., a Delaware corporation (the “Company”) with respect to the following facts:

A. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), the Parent, the Merger Sub and the Company intend to enter into a merger transaction pursuant to which the Company will merge into Merger Sub with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

B. The Board of Directors of the Parent and of the Merger Sub has: (i) determined that the Merger and the other transactions contemplated by this Agreement are in the best interests of each of the Parent, the Merger Sub and their respective stockholders; (ii) approved this Agreement, the Merger and the other transactions contemplated hereby; and (iii) solely with respect to the Board of Directors of the Parent, determined that the Parent, as the sole stockholder of the Merger Sub, approves this Agreement, the Merger and the other transactions contemplated by this Agreement.

C. The Board of Directors of the Company has: (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its shareholders; (ii) approved this Agreement, the Merger and the other transactions contemplated hereby; and (iii) recommended that the shareholders of the Company adopt and approve this Agreement, the Merger and the other transactions contemplated in this Agreement.

D. A majority of the holders of the issued and outstanding capital stock of the Company is expected to approve this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Company Stockholder Approval”) within one (1) calendar day of the date hereof.

Certain capitalized terms that are used in this Agreement are defined in Section 8.1. Schedule I provides an index to certain capitalized terms that are defined in other provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time, the Merger Sub shall be merged with and into the Company in the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger. The Company, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.” At the Effective Time, the Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL.

1.2 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., local time, on April 22, 2019 at the offices of Sheppard Mullin Richter & Hampton LLP, 12275 El Camino Real Suite 200, San Diego, California 92130, or at another time or place, or on another date not later than May 2, 2019, as the parties may mutually agree. The date on which the Closing takes place is referred to in this Agreement as the “Closing Date.” On the Closing Date, a certificate of merger satisfying the applicable requirements of the DGCL in a form mutually acceptable to the parties hereto (the “Certificate of Merger”) shall be duly executed by the Company and filed with the Delaware Secretary of State. The Merger shall become effective at the time specified in the Certificate of Merger, or if no such time is specified, at the time of the filing of the Certificate of Merger with the Delaware Secretary of State of the State of Delaware (the “Effective Time”). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

1.3 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of the Company shall be the bylaws set forth on Exhibit A.

1.4 Directors and Officers.

(a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of Vuong Trieu, William D. Schwieterman, Anthony Maida, and Steven King; and

(b) At the Effective Time, the Officers of the Surviving Corporation shall consist of the following:

(i) Vuong Trieu: Chief Executive Officer and President

(ii) Matthew M. Loar: Chief Financial Officer

(iii) Fatih Uckun: Chief Medical Officer

(iv) Matthew M. Loar: Secretary

1.5 Closing Deliverables.

(a) Closing Deliverables by the Company. The Company shall deliver to (or cause to be delivered to) the Parent at the Closing on the Closing Date (or on the date indicated below) the following agreements and documents, all reasonably satisfactory in form and substance to the Parent and its legal counsel:

(i) certificates representing all issued and outstanding shares of the Company Common Stock;

(ii) all corporate minute and stock books, stock ledgers and corporate seals of the Company;

(iii) written resignations of all officers and members of the Board of Directors of the Company who will not be officers or directors of the Surviving Corporation pursuant to this Agreement;

(iv) applicable FIRPTA documentation, consisting of (A) a notice to the IRS, in accordance with the requirements of Section 1.897-2(h)(2) of the Treasury Regulations dated as of the Closing Date and executed by Company, together with written authorization for the Parent to deliver such notice form to the IRS on behalf of Company after the Closing, and (B) a FIRPTA Notification Letter dated as of the Closing Date and executed by an officer of the Company;

(v) a certificate of an officer of the Company to be delivered two (2) business days prior to the Closing Date certifying that attached thereto is a true, complete and accurate listing of each holder of record of outstanding shares of the Company Common Stock immediately prior to the Effective Time whose shares are to be converted pursuant to this Agreement, including the number of shares of the Parent Preferred Stock and Parent Common Stock such holder is entitled to receive pursuant to this Agreement, and any other information reasonably requested by the Parent (the “Company Stock Record”);

(vi) a certificate of an officer of the Company dated the Closing Date, certifying that attached thereto is (A) a true, correct and complete certified copy of the Certificate of Incorporation of the Company, (B) a true, correct and complete copy of the bylaws of the Company, (C) a true, correct and complete copy of any resolutions adopted by the Board of Directors and the resolutions adopted by the stockholders of the Company approving the execution and delivery of the is Agreement and the Merger, (D) a recent good standing certificate of the Company issued by the Delaware Secretary of State, and (E) a recent certificate of qualification from the Secretary of State of California;

(vii) a certificate of an officer of the Company in accordance with Section 6.3(a) hereof;

(viii) such other documents and instruments as may be reasonably required to effectuate the transactions contemplated by this Agreement.

(b) Closing Deliverables by the Parent. The Parent shall deliver to (or cause to be delivered to) the Company at the Closing on the Closing Date the following agreements and documents, all reasonably satisfactory in form and substance to the Company and its legal counsel:

(i) upon and subject to surrender of certificates representing the issued and outstanding shares of the Company Common Stock at the Effective Time, irrevocable instructions to the Parent’s transfer agent instructing it to issue certificates (or book entry receipts) representing the shares of the Parent Common Stock issuable on exchange of the Company Common Stock pursuant to the terms of this Agreement, duly registered in the names of the Company’s stockholders as reflected on the Company Stock Records;

(ii) upon and subject to surrender of certificates representing the issued and outstanding shares of the Company Common Stock at the Effective Time, certificates representing the shares of the Parent Preferred Stock issuable on exchange of the Company Common Stock pursuant to the terms of this Agreement, duly registered in the names of the Company’s stockholders as reflected on the Company Stock Records;

(iii) written resignations of all officers and members of the Board of Directors of the Parent who will not be officers or directors of the Parent from and after the Effective Time;

(iv) a certificate of an officer of the Parent, dated the Closing Date, certifying that attached thereto is (A) a true, correct and complete certified copy of the Certificate of Incorporation of the Parent, (B) a true, correct and complete copy of the by-laws of the Parent, and (C) a true, correct and complete copy of any resolutions adopted by the Board of Directors of the Parent relating to this Agreement or the transactions contemplated hereby;

(v) a certificate of an officer of the Merger Sub, dated the Closing Date, certifying that attached thereto is (A) a true, correct and complete certified copy of the Certificate of Incorporation of the Merger Sub, (B) a true, correct and complete copy of the by-laws of the Merger Sub, and (C) a true, correct and complete copy of any resolutions adopted by the Board of Directors or the stockholders of the Merger Sub relating to this Agreement or the transactions contemplated hereby;

(vi) a certificate of an officer of the Parent in accordance with Section 6.2(a) hereof;

(vii) such other documents and instruments as may be reasonably required to effectuate the transactions contemplated by this Agreement.

1.6 Tax Consequences. The parties intend that the Merger constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections l.368-2(g) and l.368- 3(a) of the United States Income Tax Regulations. Prior to the Effective Time, each of the Company and the Parent shall use their respective commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and shall not take any action reasonably likely to cause the Merger not so to qualify. The Parent shall not take, or cause or permit its Affiliates to take, any action after the Effective Time that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Code. Following the Merger, the Surviving Corporation shall continue the Company’s historic business or will use a significant portion of the Company’s historic business assets in a business within the meaning of Section 1.368-l(d) of the United States Income Tax Regulations.

ARTICLE II

EFFECT ON CAPITAL STOCK

2.1 Effect on Capital Stock. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of any of the following securities, the following shall occur:

(a) Outstanding Company Common Stock. Each share of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.1(b), shall be converted solely into the right to receive: (i) 3.97335267 shares of the Parent’s common stock, par value $0.01 per share (the “Parent Common Stock”) and (ii) 0.01877292 shares of the Parent’s Series A Convertible Preferred Stock, par value $0.01 per share (“Parent Preferred Stock”). The Parent Preferred Stock shall have the rights, privileges and preferences set forth in the Certificate of Designation attached hereto as Exhibit B.

(b) Treasury Stock. Any share of the Company Common Stock that is owned by the Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock, Parent Preferred Stock, or other consideration shall be delivered or deliverable in exchange therefor.

(c) Derivative Securities. All Derivative Securities of the Company shall be exercised or converted prior to the Effective Time and shall be converted into the right to acquire shares of Parent Common Stock or Parent Preferred Stock as set forth in Section 2.1(a) above. Any Derivative Securities of the Company outstanding as of the Effective Time shall be canceled and of no further force or effect.

(d) Fractional Shares. No fraction of a share of Parent Common Stock shall be issued by virtue of the Merger, but in lieu thereof, each holder of the Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall be automatically converted into the right to receive one full additional share of Parent Common Stock. Parent Preferred Stock may be issued in fractional shares.

(e) Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(f) For purposes of this Agreement, “Dissenting Shares” mean any shares of Company Capital Stock outstanding immediately prior to the Effective Time and held by a person who has not voted such shares in favor of the adoption of this Agreement and the Merger, has properly demanded appraisal for such shares in accordance with Delaware Law or California Law and has not effectively withdrawn or forfeited such demand for appraisal. Notwithstanding anything to the contrary contained herein, Dissenting Shares will not be converted into a right to receive the Parent Common Stock or Parent Preferred Stock unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal or it is determined that such holder does not have appraisal rights in accordance with Delaware Law. If after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, such shares will be treated as if they had been converted as of the Effective Time into the right to receive Parent Common Stock or Parent Preferred Stock set forth in this Section 2.1 hereof. The Company will give the Parent prompt notice of any demands received by the Company for appraisal of shares of Company Capital Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Parent and the Company shall jointly participate in all negotiations and proceedings with respect to such demands except as limited by applicable legal requirements. Neither the Parent nor the Company will, except with prior written consent of the other, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable legal requirements.

2.2 Exchange Procedure.

(a) Exchange of Certificates. The Company shall deliver to the Parent at the Closing certificates (or duly executed affidavits of lost certificates) representing all of the issued and outstanding shares of the Company Common Stock. Promptly following the Effective Time, Parent shall (i) deliver to its transfer agent irrevocable instructions to deliver to the holders of the Company Common Stock certificates (or book entry receipts) representing the number of duly authorized whole shares of Parent Common Stock issuable pursuant to Section 2.1 to each holder of record of the Company Common Stock immediately prior to the Effective Time as evidenced by the Company Stock Record, and (ii) deliver to the holders of the Company Common Stock certificates representing the number of duly authorized shares of Parent Preferred Stock issuable pursuant to Section 2.1 to each holder of record of the Company Common Stock immediately prior to the Effective Time as evidenced by the Company Stock Record.

(b) No Further Ownership Rights in the Company Common Stock. At the Effective Time, (a) all shares of the Company Common Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.1, and all holders of certificates representing shares of the Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, shares of the Company Common Stock are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Section 2.2.

(c) Withholding Rights. The Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of the Company Common Stock, such amounts as the Parent or the Surviving Corporation, as applicable, is required to deduct and withhold pursuant to the applicable rules under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld as so contemplated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Parent and the Merger Sub, subject to such exceptions as are specifically disclosed in the Disclosure Schedule supplied by the Company to the Parent, dated as of the date hereof (the “Company Disclosure Schedule”), as set forth below in this Article III.

3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

3.2 Subsidiaries. The Company has no Subsidiaries, and does not own a debt, equity or other similar interest in any other Person. The Company has not agreed, nor is it obligated to make, and nor is it bound by, any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, under which it may become obligated to make, any future investment in or capital contribution to any other Person. The Company does not own any equity or similar interest in or any interest convertible, exchangeable or exercisable for any equity or similar interest in, any other Person.

3.3 Authority. The Company has, subject only to the Company Stockholder Approval, all necessary corporate power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party (the “Company Transaction Documents”) and to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger and all other transactions contemplated by the Transaction Documents. The execution and delivery of this Agreement and the Company Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been, subject only to the Company Stockholder Approval, duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Company Transaction Documents or to consummate the transactions so contemplated other than the Company Stockholder Approval. This Agreement and the Company Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to: (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); and (c) the Company Stockholder Approval.

3.4 No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company; (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order; (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any contract to which the Company is a party, or by which any of its properties or assets may be bound or affected or any Governmental Entity affecting, or relating in any way to, the property, assets or business of the Company; or (d) result in the creation or imposition of any Lien on any asset of the Company.

3.5 No Required Filings or Consents. The execution and delivery of this Agreement and the Company Transaction Documents by the Company does not, and the performance of this Agreement and the Company Transaction Documents by the Company will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (each, a “Governmental Entity”) or any Person, except for: (a) the filing and recordation of the Certificate of Merger pursuant to the DGCL, and (b) the applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and U.S. state securities laws (“Blue Sky Laws”).

3.6 Capital Stock of the Company. The authorized capital stock of the Company consists of the following:

(a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 9,554,557 shares are issued and outstanding. The Company holds no stock in treasury.

(b) The Company does not have an equity incentive plan. The Company has reserved 764,189 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to employment agreements or other contracts. The Company has furnished to the Parent complete and accurate copies of the forms of such agreements or contracts.

(c) All of the shares of the Company Common Stock outstanding are, and all shares that have been and may be issued pursuant to the employment agreements or other contracts will be, when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

(d) Except as set forth in Sections 3.6(a) and (b) above, there are on the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, the Company, and no outstanding Derivative Securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company and no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company.

(e) There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound, with respect to any equity security of any class of the Company. There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of the Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of the Company Common Stock or other securities. Except as set forth in the Bylaws of the Company, none of the outstanding shares of capital stock of the Company are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, and none of the outstanding shares of capital stock of the Company are subject to any right of first refusal in favor of the Company.

3.7 Financial Statements.

(a) The Company has previously delivered to the Parent true and complete copies of its unaudited balance sheets and statements of income, retained earnings and cash flows as of and for its fiscal years ended December 31, 2017 and 2018 (the “Company Financial Statements”). The Company Financial Statements present fairly in all material respects the financial condition of the Company as at the end of the covered periods and the results of its operations and its cash flows for the covered periods. Except as and to the extent disclosed in the most recent Company Financial Statements, the Company has no Liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than (x) executory obligations under the Company agreements that are not required to be set forth in the Company Financial Statements in accordance with GAAP and (y) Liabilities incurred in the ordinary course of business since the most recent balance sheet date in the Company Financial Statements.

(b) The Company is not a party to, nor has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company in the Company’s financial statements.

(c) The Company does not have outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) to any of its directors or executive officers (as defined in Rule 3b-7 under the Exchange Act). The Company has not guaranteed nor is it responsible or liable for any Indebtedness, liability or other obligation of any Person. The Company has not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K).

3.8 Absence of Certain Changes. Since the date of the most recent balance sheet in the Company Financial Statements and through the date of this Agreement, (a) there has not been a Company Material Adverse Effect, and (b) the Company has conducted its business only in the ordinary course of business consistent with past practice, except for actions taken in respect of this Agreement.

3.9 Taxes.

(a) The Company has timely filed all federal, state, local and foreign Tax returns, estimates, information statements and reports relating to any and all Taxes of the Company or their respective operations (the “Tax Returns”) required to be filed by Law by the Company as of the date hereof. All such Tax Returns are true, correct and complete, and the Company has timely paid all Taxes attributable to the Company that were due and payable by it as shown on such Tax Returns, except with respect to matters contested in good faith.

(b) As of the date of this Agreement, there is no written claim or assessment pending or, to the Knowledge of the Company, threatened against the Company for any alleged deficiency in Taxes, and there is no audit or investigation with respect to any liability of the Company for Taxes. The Company has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(c) The Company has withheld from its employees (and timely paid to the appropriate Governmental Entity) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

(d) For purposes of this Agreement, “Tax” or, collectively, “Taxes” shall mean any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties (including stamp duty), impositions and Liabilities, including capital gains tax, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties, and additions imposed by a Governmental Entity with respect to such amounts.

3.10 Absence of Litigation. There is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company, including in respect of the transactions contemplated hereby that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company is not subject to any outstanding Order (i) that prohibits the Company from conducting its business as now conducted or proposed to be conducted or (ii) that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

3.11 Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company as of a date not more than five days prior to the date of this Agreement.

(b) The Company has complied in all material respects with all applicable Laws related to employment, including those related to wages, hours, worker classification and collective bargaining. There is no claim or grievance pending or, to the Knowledge of the Company, threatened against the Company relating to terms and conditions of employment or unfair labor practices, including charges of unfair labor practices or harassment complaints.

(c) To the Company’s Knowledge, no employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee. The Company does not have a present intention to terminate the employment of any employee. The employment of each employee of the Company is terminable at the will of the Company. Except as required by Law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein will result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the Company, or cause or create any right to the forgiveness of indebtedness owed by any employee to the Company or materially increase the amount of, or accelerate the time of payment of, any benefit or compensation payable under any Employee Plan or other employment arrangement, or result in the payment of any amount that would not be deductible by reason of Section 280G of the Code.

(e) The Company is not a party to, bound by or subject to, or currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Company is represented by any union with respect to his or her employment by the Company. To the Knowledge of the Company there is no activity or proceeding by a labor union or representative thereof to organize any employees of the Company, nor have there been any strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

3.12 Employee Benefit Plans. The Company does not sponsor or maintain any material employee benefit plans (the “Employee Plans”) as defined in Section 3 of the Employee Retirement Security Act of 1974 (93 P.L. 406), as amended (“ERISA”). Except as required by Law, the Company does not have any plan or commitment to establish any new material Employee Plan.

3.13 Properties.

(a) The Company has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of the real property and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which the Company has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) The Company does not own any real property, nor has the Company ever owned any real property. Section 3.13 of the Disclosure Schedule sets forth a complete and correct list of all real property leased by the Company (each, a “Leased Real Property”), including the terms of each lease. With respect to each Leased Real Property, the Company has not subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any portion thereof. The Company enjoys peaceful and undisturbed possession of each Leased Real Property. Each Leased Real Property is in good condition and has been maintained in good repair in a manner consistent with standards generally followed with respect to similar properties, and satisfactorily serves the purposes for which it is used in the business of the Company and its Subsidiaries.

3.14 Intellectual Property.

(a) The Company owns, has a valid license or otherwise has the right to use all Intellectual Property Rights used in its business as currently conducted.

(b) The Intellectual Property Rights used by the Company do not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. The Company has not received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation (including any claim that the Company must license or refrain from using any Intellectual Property Rights of any third party).

(c) To the Company’s Knowledge no third party has infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of the Company. The Company uses commercially reasonable efforts to protect and maintain its Intellectual Property Rights.

(d) Section 3.14 of the Company Disclosure Schedule lists any Contracts under which the Company has granted any third party rights that are exclusive, or exclusive of all other third parties, to use, sublicense, resell or distribute any Company Intellectual Property Rights. The Company is not a party to any Contracts, forbearances to sue, consents, judgments, orders or similar obligations, in each case, that restrict the rights of the Company to use or enforce any Company Intellectual Property Rights.

(e) Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the rights of the Company under such Contracts to the same extent the Company would have been able to had the transactions contemplated hereby not occurred and without the payment of additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. The consummation of the Merger and the transactions contemplated hereby will not: (i) result in the loss or impairment of the Company’s ownership of or right to use the Company Intellectual Property Rights; or (ii) cause the Surviving Corporation or any of its Affiliates (x) to be bound by any non-compete or other restriction on the operation of any business or (y) to grant any rights or licenses to any Intellectual Property Rights of the Surviving Corporation or any of its Affiliates to a third party (including a covenant not to sue).

3.15 Material Contracts. Section 3.15 of the Company Disclosure Schedule sets forth a list of all the Company Material Contracts. All of the Company Material Contracts are in full force and effect and constitute the valid, legal and binding obligation of the Company and, to the Knowledge of the Company, constitute the valid, legal and binding obligation of the other parties thereof, enforceable against each such Person in accordance with its terms, subject to: (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law). The Company has not violated or breached, or committed any default under, any Company Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Material Contract. The Company has not received or given any notice or claim of breach or violation of, or default under, any Company Material Contract. Company has not received or given any notice of an intention to terminate, not renew or challenge the validity or enforceability of any Company Material Contract. No event has occurred, and no circumstance or condition exists that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (a) result in a material violation or breach of any of the provisions of any Company Material Contract; (b) give any Person the right to declare a default or exercise any remedy under any Company Material Contract (c) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (d) give any Person the right to cancel, terminate or materially modify any Company Material Contract. Each Company Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms immediately following the consummation of the transactions contemplated hereby, and the consummation of the Merger and the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company to any Person or give any Person the right to terminate or alter the provisions of such Company Material Contract.

3.16 Insurance. The Company maintains policies of insurance, including property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in form and amount as customary for the Company’s types of business and as may be additionally required under the terms of any contract or agreement. Each insurance policy and bond is in full force and effect, all premiums due and payable thereon have been paid, and the Company is in full compliance with the terms of such policies and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. There is no threatened termination of, or pending material premium increase with respect to, any such policies or bonds.

3.17 Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and to its Knowledge its employees and agents hold, all Permits from the U.S. Food and Drug Administration (the “FDA”) and any other Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of any of the products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all products or services currently under development by the Company (the “Company Products”) necessary for the lawful operating of the businesses of the Company as currently conducted, including all authorizations required under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), and the Public Health Service Act of 1944, as amended (“PHSA”), and the regulations of the FDA promulgated thereunder. Notwithstanding the foregoing, it is acknowledged that no Company Product is a marketed product or has received marketing approval and, therefore, that further Permits will be required before any Company Product may be marketed.

(b) All such Company Permits are valid, and in full force and effect.

(c) Since January 1, 2016, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit.

(d) The Company is in compliance with the terms of all Company Permits.

(e) No event has occurred that, to the Knowledge of the Company, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Company Permit.

3.18 Compliance with Laws.

(a) The Company is not in conflict with, or in default or violation of any Law or Order applicable to the Company, or by which any of its properties is bound or affected, except for any conflicts, defaults or violations of such Laws or Orders that (individually or in the aggregate) would not have or reasonably be expected to have a Company Material Adverse Effect, and the Company is and has been in compliance in all material respects with all applicable Laws and Orders of the FDA and any other Governmental Entity with respect to the labeling, storing, testing, development, manufacture, packaging, distribution and promotion of the Company Products and the conduct of its business. None of the Company nor, to the Knowledge of the Company, any director, officer, employee, agent or Representative of the Company, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or a similar policy enforced by any other Governmental Entity. None of the Company nor, to the Knowledge of the Company, any director, officer, employee, agent or Representative of the Company, has engaged in any activity that would result in a material violation under applicable U.S. federal or state criminal or civil health care Laws (including without limitation the U.S. federal Anti-Kickback Statute, Stark Law, False Claims Act, Health Insurance Portability and Accountability Act (“HIPAA”), and any comparable state Laws), or the regulations promulgated pursuant to such Laws.

(b) There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge of the Company, threatened against the Company that relates to an alleged violation of HIPAA or any Law. None of the Company nor, to the Knowledge of the Company, any director, officer, employee, agent or Representative of the Company, has (i) been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Law or authorized by 21 U.S.C. sec. 335a(b) or any similar Law, (ii) ever been excluded, suspended, sanctioned or otherwise declared ineligible to participate in any federal health care program under 42 CFR § 1001.601, or any similar Law, nor to the Knowledge of the Company is any such exclusion, suspension or other sanction threatened; or (iii) has ever been convicted of a criminal offense related to the provision of health care items or services. There are no orders or similar actions to which the Company or, to the Knowledge of the Company, any director, officer, employee, agent or Representative of the Company, are bound or which relate to Company Products, or alleged violation of any Law.

3.19 Regulatory.

(a) To the Knowledge of the Company, all required pre-clinical toxicology studies conducted by or on behalf of the Company and Company-sponsored clinical trials (or clinical trials sponsored by the Company) conducted or being conducted with respect thereto, have been and are being conducted in compliance in all material respects with applicable licenses and Laws, including, without limitation, the applicable requirements of the FDA’s current Good Manufacturing Practice, Good Laboratory Practice and Good Clinical Practice. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Parent. To the Knowledge of the Company, each clinical trial conducted by or on behalf of the Company with respect to Company Products has been and is being conducted in accordance with its clinical trial protocol, and in compliance in all material respects with all applicable Laws, including Good Clinical Practice, informed consent and all other applicable requirements contained in 21 CFR Parts 312, 50, 54, 56 and 11. The Company has filed all required notices (and made available to the Parent copies thereof) of adverse drug experiences, injuries or deaths arising from clinical trials conducted by or on behalf of the Company with respect to such Company Products.

(b) All applications, submissions, information and data utilized by the Company as the basis for, or submitted by or on behalf of the Company in connection with any and all requests for a Company Permit relating to the Company, when submitted to the FDA or any other Governmental Entity, were true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or any other Governmental Entity.

(c) None of the Company nor, to the Knowledge of the Company, any of the Representatives, licensors, licensees, assignors or assignees of the Company has received any notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend or place restrictions on any clinical trial, suspend or terminate any Investigational New Drug Application or comparable Clinical Trial Application sponsored by the Company or otherwise restrict the pre-clinical research related to or clinical study of any Company Product or any drug product being developed by any licensee or assignee of Intellectual Property Rights of the Company based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Company Product. The Company is not in receipt of any written notice of, or is subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, or other compliance or enforcement action relating to any Company Products. To the Knowledge of the Company, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such action.

(d) The Company is and has been for the past six (6) years, in compliance with the requirements of: (i) all applicable privacy and security Laws governing health information; and (ii) all contractual obligations concerning the collection, use, storage and disclosure of health information. To the Knowledge of the Company there has been no unauthorized use, access, modification or disclosure of health information, including any breach of “Unsecured Protected Health Information,” as those terms are defined by HIPAA, by the Company, or any of its clinical trial sites. The Company is not now, and has never been, subject to HIPAA and is not a party to any business associate agreement, as defined by HIPAA.

(e) The Company has made available to the Parent true, correct and complete copies of any and all material applications, approvals, licenses, written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA or any other Governmental Entity, including documents that indicate or suggest lack of compliance with the regulatory requirements of the FDA or any other Governmental Entity. The Company has made available to the Parent for review all material correspondence to or from the FDA or any other Governmental Entity, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA or any other Governmental Entity, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA or any other Governmental Entity, or prepared by the FDA or any other Governmental Entity or which bear in any way on the Company’s compliance with regulatory requirements of the FDA or any other Governmental Entity, or on the likelihood or timing of approval of any Company Products.

3.20 Related Party Transactions. Except as disclosed in Section 3.20 of the Company Disclosure Schedule: (a) none of the customers, suppliers, distributors or sales representatives of the Company are Affiliates of the Company or of any of its officers, directors or shareholders; (b) none of the properties or assets of the Company are owned or used by or leased to any Affiliates of the Company or of any of its officers, directors or shareholders; (c) no Affiliate of the Company or of any of its officers, directors or shareholders is a party to any Company agreement; and (d) no Affiliate of the Company or of any of its officers, directors or shareholders provides any legal, accounting or other services to the Company. Except disclosed in Section 3.20 of the Company Disclosure

Schedule, no event has occurred during the past three years that would have been required to be reported by the Company as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K if the Company had been required to report such information in periodic reports pursuant to the Exchange Act.

3.21 Brokers. Except as set forth in the Company Disclosure Schedule, the Company has not incurred, or will not incur, directly or indirectly, any Liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.22 Full Disclosure. Neither this Agreement (including the Company Disclosure Schedule) nor any Transaction Document: (i) contains any representation or warranty by the Company or information regarding the Company that is false or misleading with respect to any material fact; or (ii) omits to state any material fact necessary in order to make the representations and warranties regarding the Company contained herein and therein, in light of the circumstances under which such representations and warranties were or will be made or provided, not false or misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent hereby represents and warrants to the Company, subject to (a) such exceptions as are specifically disclosed in the Disclosure Schedule supplied by the Parent to the Company, dated as of the date hereof (the “Parent Disclosure Schedule”) as set forth below in this Article IV and (b) any exception or disclosure set forth in any of the Parent SEC Reports.

4.1 Organization and Qualification. The Parent and the Merger Sub each is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and to perform its obligations under all Contracts by which it is bound. The Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, except for incidental Liabilities incurred in connection with its organization and except for the transactions contemplated by this Agreement, the Merger Sub has not engaged in any other business activities or incurred any other Liabilities, or entered into any agreements or arrangements with any Person.

4.2 Subsidiaries. Except for the Merger Sub, the Parent has no Subsidiaries, and does not own a debt, equity or other similar interest in any other Person. The Parent has not agreed, nor is it obligated to make, and nor is it bound by, any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, under which it may become obligated to make, any future investment in or capital contribution to any other Person. The Parent does not own any equity or similar interest in or any interest convertible, exchangeable or exercisable for any equity or similar interest in, any other Person.

4.3 Authority. Each of the Parent and the Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party (the “Parent Transaction Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Transaction Documents by the Parent and the Merger Sub, and the consummation by the Parent and the Merger Sub of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Merger Sub, and no other corporate proceedings on the part of the Parent or the Merger Sub are necessary to authorize this Agreement and the Parent Transaction Documents or to consummate the transactions so contemplated. This Agreement and the Parent Transaction Documents have been duly and validly executed and delivered by the Parent and the Merger Sub and, assuming the due authorization, execution and delivery by the other parties thereto constitute the legal and binding obligation of the Parent and the Merger Sub, enforceable against the Parent and the Merger Sub in accordance with their respective terms, subject to: (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (b) general equitable principles (whether considered in a proceeding in equity or at law).

4.4 No Conflict. The execution, delivery and performance by the Parent and the Merger Sub of this Agreement and the consummation by the Parent and the Merger Sub of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Parent or the Merger Sub; (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order; (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any contract to which the Parent or the Merger Sub is a party, or by which any of their properties or assets may be bound or affected or any Governmental Entity affecting, or relating in any way to, the property, assets or business of the Parent or the Merger Sub; or (d) result in the creation or imposition of any Lien on any asset of the Parent or the Merger Sub.

4.5 No Required Filings or Consents. The execution and delivery of this Agreement and the Parent Transaction Documents by the Parent and the Merger Sub does not, and the performance of this Agreement and the Parent Transaction Documents by the Parent and the Merger Sub will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any Governmental Entity or any Person, except for: (a) the filing and recordation of the Certificate of Merger pursuant to the DGCL, and (b) the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the OTC Market. Section 4.5 of the Parent Disclosure Schedule sets forth a list of all material Contracts that require a consent to be obtained or a notice to be given in connection with the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

4.6 Capital Stock of the Parent. The authorized capital stock of the Parent consists of the following:

(a) The authorized capital stock of the Parent consists of (i) 150,000,000 shares of Parent Common Stock of which 41,419,934 shares are issued and outstanding, and (ii) 15,000,000 shares of preferred stock, none of which are outstanding. The Parent holds no stock in treasury.

(b) The Parent has reserved an aggregate of 9,250,000 shares of Parent Common Stock for issuance to officers, directors, employees and consultants of the Parent pursuant to the Mateon Therapeutics, Inc. 2005 Stock Plan (the “2005 Plan”), the Mateon Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), and the Mateon Therapeutics, Inc. 2017 Equity Incentive Plan (the “2017 Plan” and together with the 2005 Plan and the 2015 Plan, the “Parent Stock Plans”). The Parent Stock Plans have each been duly adopted by the Parent’s Board of Directors; only the 2005 Plan and the 2015 Plan have been approved by the Parent’s stockholders. Of such reserved shares of Parent Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 6,785,617 shares of Parent Common Stock have been granted and are currently outstanding, and 2,464,383 shares of Parent Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Parent Stock Plans. Complete and accurate copies of the Parent Stock Plans and forms of agreements thereunder are available on the SEC’s EDGAR database as part of the Parent SEC Reports. All options issued pursuant to the Parent Stock Plans (including any options issued in replacement of previously issued options) were issued at exercise prices that were not less than the fair market value of the Parent Common Stock on the date of grant, and otherwise in compliance with Rule 409A of the Code.

(c) The Parent has reserved 22,216,209 shares of Parent Common Stock for issuance pursuant to outstanding warrants. Complete and accurate copies of the forms of warrants are available on the SEC’s EDGAR database as part of the Parent SEC Reports.

(d) All of the shares of Parent Common Stock outstanding are, and all shares that have been and may be issued pursuant to the Stock Plan or outstanding warrants will be, when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. All stock options, restricted stock units, or other stock rights granted under the employee plans were properly approved by the Parent Board of Directors or an authorized committee thereof and granted in accordance with applicable Law and the terms of the employee stock plan pursuant to which they were issued.

(e) Except as set forth in Section 4.6(a), (b) and (c) above, there are on the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, the Parent, and no outstanding Derivative Securities of the Parent convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Parent and no obligations of the Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Parent.

(f) There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Parent is a party or by which it is bound, with respect to any equity security of any class of the Parent. There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock or Parent Preferred Stock. The Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other Parent securities.

(g) All of the shares of Parent Common Stock and Parent Preferred Stock that will be issued in connection with the Merger will be, when issued in accordance with the terms of this Agreement, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. All Parent Common Stock issuable upon conversion of the Parent Preferred Stock, when issued in accordance with the terms of the conversion of the Parent Preferred Stock, will be duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

4.7 SEC Reports. The Parent has filed all forms, reports and documents required to be filed by it with the SEC (all such required forms, reports and documents are referred to herein as the “Parent SEC Reports”). As of their respective dates, the Parent SEC Reports: (i) were prepared in accordance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact require to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (x) Rule 13a-14 under the Exchange Act and (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Reports are accurate and complete and comply as to form and content with all applicable legal requirements.

4.8 Financial Statements.

(a) The audited consolidated financial statements of Parent as of and for the years ended December 31, 2017 and December 31, 2018 including the notes, if any, thereto included in the Parent SEC Reports (the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of Regulation S-X promulgated by the SEC; (ii) were prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated therein in the notes thereto); (iii) fairly present (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent) and the absence of complete footnotes) in all material respects the financial position of Parent as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended; and (iv) were compiled from, and are consistent with, the books and records of Parent, which books and records are accurate and complete in all material respects. Except as and to the extent disclosed on the most recent balance sheet in the Parent Financial Statements, the Parent has no Liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than (x) executory obligations under the Parent agreements that are not required to be set forth in the Parent Financial Statements in accordance with GAAP and (y) Liabilities incurred in the ordinary course of business since the most recent balance sheet date in the Parent Financial Statements.

(b) The Parent has not guaranteed nor is it responsible or liable for any Indebtedness, liability or other obligation of any Person.

(c) The Parent is not a party to, nor has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Parent in Parent Financial Statements.

4.9 No Undisclosed Liabilities. Since the date of the most recent balance sheet in the Parent Financial Statements and through the date of this Agreement, (a) there has not been a Parent Material Adverse Effect, and (b) the Parent has conducted its business only in the ordinary course of business consistent with past practice, except for actions taken in respect of this Agreement.

4.10 Taxes.

(a) The Parent has timely filed all Tax Returns required to be filed by Law by the Parent as of the date hereof. All such Tax Returns are true, correct and complete, and the Parent has timely paid all Taxes attributable to the Parent that were due and payable by it as shown on such Tax Returns, except with respect to matters contested in good faith.

(b) As of the date of this Agreement, there is no written claim or assessment pending or, to the Knowledge of the Parent, threatened against the Parent for any alleged deficiency in Taxes, and there is no audit or investigation with respect to any liability of the Parent for Taxes. The Parent has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(c) The Parent has withheld from its employees (and timely paid to the appropriate Governmental Entity) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

4.11 Absence of Litigation. There is no Action pending or, to the Knowledge of the Parent, threatened against or affecting the Parent, including in respect of the transactions contemplated hereby that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Parent is not subject to any outstanding Order (i) that prohibits the Parent from conducting its business as now conducted or proposed to be conducted or (ii) that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

4.12 Labor Matters.

(a) Section 4.12(a) of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Parent as of a date not more than five days prior to the date of this Agreement.

(b) The Parent has complied in all material respects with all applicable Laws related to employment, including those related to wages, hours, worker classification and collective bargaining. There is no claim or grievance pending or, to the Knowledge of the Parent, threatened against the Parent relating to terms and conditions of employment or unfair labor practices, including charges of unfair labor practices or harassment complaints.

(c) To the Parent’s Knowledge, no employee intends to terminate employment with the Parent or is otherwise likely to become unavailable to continue as an employee except as contemplated by this Agreement. The Parent does not have a present intention to terminate the employment of any employee. The employment of each employee of the Parent is terminable at the will of the Parent. Except as required by Law, upon termination of the employment of any such employees, no severance or other payments will become due. The Parent does not have a policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d) Except as set forth in Section 4.12(d) of the Parent Disclosure Schedule, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein will result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the Parent, or cause or create any right to the forgiveness of indebtedness owed by any employee to the Parent or materially increase the amount of, or accelerate the time of payment of, any benefit or compensation payable under any Employee Plan or other employment arrangement, or result in the payment of any amount that would not be deductible by reason of Section 280G of the Code.

(e) The Parent is not a party to, bound by or subject to, or currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Parent is represented by any union with respect to his or her employment by the Parent. To the Knowledge of the Parent there is no activity or proceeding by a labor union or representative thereof to organize any employees of the Parent, nor have there been any strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

4.13 Employee Benefit Plans.

(a) Section 4.13(a) of the Parent Disclosure Schedule sets forth a complete and accurate list of the Parent’s Employee Plans. Except as required by Law or the terms of an Employee Plan, the Parent does not have any plan or commitment to establish any new material Employee Plan or amend in any material respect an existing Employee Plan.

(b) Each Employee Plan has been administered and operated in compliance with its terms and with any applicable Law in all material respects, including the applicable provisions of ERISA and the Code, and, to the Knowledge of the Parent, there is no existing circumstance that is reasonably expected to cause any failure of such compliance. Each Employee Plan that is intended to be “qualified” under Section 401 of the Code (I.R.C. § 401) is the subject of an unrevoked favorable determination letter from the IRS and there is no existing circumstance and nothing has occurred since the date thereof that would reasonably be expected to adversely affect the qualified status of any such Employee Plan. All contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for, except as would not be expected to result in a material liability.

(c) As applicable, with respect to each of the Employee Plans, the Parent has delivered or made available to the Company true and complete copies of (i) all plan documents (including all amendments thereto, and in the case of an unwritten Employee Plan, a written description thereof), (ii) all current trust documents, insurance contracts, custodial agreements and investment management agreements relating thereto and, in all cases, all amendments thereto; (iii) the current summary plan description and each summary of material modifications thereto; (iv) the three most recently filed annual reports (Form 5500 and all schedules thereto); (v) the most recent IRS determination or opinion letter and each currently pending application to the IRS for a determination letter; (vi) the three most recent summary annual reports, actuarial reports, financial statements and trustee reports; and (vii) all records, notices and filings concerning IRS or DOL audits or investigations and “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(d) There are no material lawsuits, actions, proceedings or claims pending or, to the Knowledge of the Parent, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

4.14 Properties.

(a) The Parent has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of the real property and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which the Parent has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) The Parent does not own any real property, nor has the Parent ever owned any real property. Section 4.14 of the Parent Disclosure Schedule sets forth a complete and correct list of all of the Parent’s Leased Real Property, including the terms of each lease. With respect to each Leased Real Property, the Parent has not subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any portion thereof. The Parent enjoys peaceful and undisturbed possession of each Leased Real Property. Each Leased Real Property is in good condition and has been maintained in good repair in a manner consistent with standards generally followed with respect to similar properties, and satisfactorily serves the purposes for which it is used in the business of the Parent.

4.15 Intellectual Property.

(a) The Parent owns, has a valid license or otherwise has the right to use all Intellectual Property Rights used in its business as currently conducted.

(b) The Intellectual Property Rights used by the Parent do not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. The Parent has not received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation (including any claim that the Parent must license or refrain from using any Intellectual Property Rights of any third party).

(c) To the Parent’s Knowledge no third party has infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of the Parent. The Parent uses commercially reasonable efforts to protect and maintain its Intellectual Property Rights.

(d) Section 4.15 of the Parent Disclosure Schedule lists Contracts under which the Parent has granted any third party rights that are exclusive, or exclusive of all other third parties, to use, sublicense, resell or distribute any Parent Intellectual Property. The Parent is not a party to any Contracts, forbearances to sue, consents, judgments, orders or similar obligations, in each case, that restrict the rights of the Parent to use or enforce any Parent Intellectual Property Rights.

(e) Following the Effective Time, the Parent will be able to use the rights under such Contracts to the same extent the Parent would have been able to had the transactions contemplated hereby not occurred and without the payment of additional amounts or consideration other than ongoing fees, royalties or payments which the Parent would otherwise be required to pay. The consummation of the Merger and the transactions contemplated hereby will not: (i) result in the loss or impairment of any member of the Parent’s ownership of or right to use the Parent’s Intellectual Property Rights; or (ii) cause the Parent or the Surviving Corporation to be bound by any non-compete or other restriction on the operation of any business or (y) to grant any rights or licenses to any Intellectual Property Rights of the Parent to a third party (including a covenant not to sue).

4.16 Material Contracts. Section 4.16 of the Parent Disclosure Schedule sets forth a list of all Parent Material Contracts. All of the Parent Material Contracts are in full force and effect and constitute the valid, legal and binding obligation of the Parent and, to the Knowledge of the Parent, constitute the valid, legal and binding obligation of the other parties thereof, enforceable against each such Person in accordance with its terms, subject to: (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (b) general equitable principles (whether considered in a proceeding in equity or at law). The Parent has not violated or breached, or committed any default under, any Parent Material Contracts, and, to the Knowledge of the Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contracts. The Parent has not received or given any notice or claim of any breach or violation of, or default under, any Parent Material Contracts. The Parent has not received or given any notice of an intention to terminate, not renew or challenge the validity or enforceability of any Parent Material Contracts. No event has occurred, and no circumstance or condition exists that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (i) result in a material violation or breach of any of the provisions of any Parent Material Contracts; (ii) give any Person the right to declare a default or exercise any remedy under any Parent Material Contracts; (iii) give any Person the right to accelerate the maturity or performance of any Parent Material Contracts; or (iv) give any Person the right to cancel, terminate or materially modify any Parent Material Contracts. Each Parent Material Contracts will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms immediately following the consummation of the transactions contemplated hereby or by any Transaction Document.

4.17 Insurance. The Parent maintains policies of insurance, including property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in form and amount as customary for the Parent’s types of business and as may be additionally required under the terms of any contract or agreement. Each insurance policy and bond is in full force and effect, all premiums due and payable thereon have been paid, and the Parent is in full compliance with the terms of such policies and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. There is no threatened termination of, or pending material premium increase with respect to, any such policies or bonds.

4.18 Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) The Parent and to its Knowledge its employees and agents hold, all Permits from the FDA and any other Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of any of the products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Parent and all products or services currently under development by the Parent (the “Parent Products”) necessary for the lawful operating of the businesses of the Parent as currently conducted, including all authorizations required under the FDCA and the PHSA, and the regulations of the FDA promulgated thereunder. Notwithstanding the foregoing, it is acknowledged that no Parent Product is a marketed product or has received marketing approval and, therefore, that further Permits will be required before any Parent Product may be marketed.

(b) All such Parent Permits are valid, and in full force and effect.

(c) Since January 1, 2016, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Parent Permit.

(d) The Parent is in compliance with the terms of all Parent Permits.

(e) No event has occurred that, to the Knowledge of the Parent, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Parent Permit.

4.19 Compliance with Laws.

(a) The Parent is not in conflict with, or in default or violation of any Law or Order applicable to the Parent, or by which any of its properties is bound or affected, except for any conflicts, defaults or violations of such Laws or Orders that (individually or in the aggregate) would not have or reasonably be expected to have a Parent Material Adverse Effect, and the Parent is and has been in compliance in all material respects with all applicable Laws and Orders of the FDA and any other Governmental Entity with respect to the labeling, storing, testing, development, manufacture, packaging, distribution and promotion of the Parent Products and the conduct of its business. None of the Parent nor, to the Knowledge of the Parent, any director, officer, employee, agent or Representative of the Parent, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or a similar policy enforced by any other Governmental Entity. None of the Parent nor, to the Knowledge of the Parent, any director, officer, employee, agent or Representative of the Parent, has engaged in any activity that would result in a material violation under applicable U.S. federal or state criminal or civil health care Laws (including without limitation the U.S. federal Anti-Kickback Statute, Stark Law, False Claims Act, HIPAA, and any comparable state Laws), or the regulations promulgated pursuant to such Laws.

(b) There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge of the Parent, threatened against the Parent or that relates to an alleged violation of HIPAA or any Law. None of the Parent nor, to the Knowledge of the Parent, any director, officer, employee, agent or Representative the Parent, has (i) been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Law or authorized by 21 U.S.C. sec. 335a(b) or any similar Law., (ii) ever been excluded, suspended, sanctioned or otherwise declared ineligible to participate in any federal health care program under 42 CFR § 1001.601, or any similar Law, nor to the Knowledge of the Parent is any such exclusion, suspension or other sanction threatened; or (iii) has ever been convicted of a criminal offense related to the provision of health care items or services. There are no orders or similar actions to which the Parent or, to the Knowledge of the Parent, any director, officer, employee, agent or Representative the Parent, are bound or which relate to Parent Products, or alleged violation of any Law.

4.20 Regulatory.

(a) To the Knowledge of the Parent, all required pre-clinical toxicology studies conducted by or on behalf of the Parent and Parent-sponsored clinical trials (or clinical trials sponsored by the Parent) conducted or being conducted with respect thereto, have been and are being conducted in compliance in all material respects with applicable licenses and Laws, including, without limitation, the applicable requirements of the FDA’s current Good Manufacturing Practice, Good Laboratory Practice and Good Clinical Practice. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Company. To the Knowledge of the Parent, each clinical trial conducted by or on behalf of the Parent with respect to Parent Products has been and is being conducted in accordance with its clinical trial protocol, and in compliance in all material respects with all applicable Laws, including Good Clinical Practice, informed consent and all other applicable requirements contained in 21 CFR Parts 312, 50, 54, 56 and 11. The Parent has filed all required notices (and made available to the Company copies thereof) of adverse drug experiences, injuries or deaths arising from clinical trials conducted by or on behalf of the Parent with respect to such Parent Products.

(b) All applications, submissions, information and data utilized by the Parent as the basis for, or submitted by or on behalf of the Parent in connection with any and all requests for a Parent Permit relating to the Parent, when submitted to the FDA or any other Governmental Entity, were true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or any other Governmental Entity.

(c) None of the Parent nor, to the Knowledge of the Parent, any of the Representatives, licensors, licensees, assignors or assignees of the Parent has received any notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend or place restrictions on any clinical trial, suspend or terminate any Investigational New Drug Application or comparable Clinical Trial Application sponsored by the Parent or otherwise restrict the pre-clinical research related to or clinical study of any Parent Product or any drug product being developed by any licensee or assignee of Intellectual Property Rights of the Parent based on such Intellectual Property Rights, or to recall, suspend or otherwise restrict the development or manufacture of any Parent Product. The Parent is not in receipt of any written notice of, or is subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, or other compliance or enforcement action relating to any Parent Products. To the Knowledge of the Parent, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such action.

(d) The Parent is and has been for the past six (6) years, in compliance with the requirements of: (i) all applicable privacy and security Laws governing health information; and (ii) all contractual obligations concerning the collection, use, storage and disclosure of health information. To the Knowledge of the Parent there has been no unauthorized use, access, modification or disclosure of health information, including any breach of “Unsecured Protected Health Information,” as those terms are defined by HIPAA, by the Parent, or any of its clinical trial sites. The Parent is not now, and has never been, subject to HIPAA and is not a party to any business associate agreement, as defined by HIPAA.

(e) The Parent has made available to the Company true, correct and complete copies of any and all material applications, approvals, licenses, written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA or any other Governmental Entity, including documents that indicate or suggest lack of compliance with the regulatory requirements of the FDA or any other Governmental Entity. The Parent has made available to the Company for review all material correspondence to or from the FDA or any other Governmental Entity, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA or any other Governmental Entity, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA or any other Governmental Entity, or prepared by the FDA or any other Governmental Entity or which bear in any way on the Company’s compliance with regulatory requirements of the FDA or any other Governmental Entity, or on the likelihood or timing of approval of any Parent Products.

4.21 Related Party Transactions. (a) None of the customers, suppliers, distributors or sales representatives of the Parent are Affiliates of the Parent or of any of its officers, directors or shareholders; (b) none of the properties or assets of the Parent are owned or used by or leased to any Affiliates of the Parent or of any of their officers, directors or shareholders; (c) no Affiliate of the Parent or of any of their officers, directors or shareholders is a party to any Parent Contract; and (d) no Affiliate of the Parent or of any of its officers, directors or shareholders provides any legal, accounting or other services to the Parent.

4.22 Brokers. The Parent has not incurred, or will not incur, directly or indirectly, any Liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.23 Full Disclosure. Neither the Parent SEC Reports, this Agreement (including the Parent Disclosure Schedule), nor any Transaction Document: (i) contains any representation or warranty by the Parent or the Merger Sub or information regarding the Parent that is false or misleading with respect to any material fact; or (ii) omits to state any material fact necessary in order to make the representations and warranties regarding the Parent contained herein and therein, in light of the circumstances under which such representations and warranties were or will be made or provided, not false or misleading.

ARTICLE V

ADDITIONAL COVENANTS

5.1 Further Assurances. Each of the parties hereto shall, at their own cost and expense, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and each other agreement, document and instrument contemplated by this Agreement, and to give effect to the Merger and the other transactions contemplated hereby and thereby.

5.2 Satisfaction of Conditions Precedent. The Company and the Parent shall each use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Sections 6.1 and 6.2, and the Company and the Parent shall each use commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

5.3 Advice of Changes. Each of the Company and the Parent shall promptly advise the others in writing of (a) any event occurring after the date of this Agreement that would render any representation or warranty of such party contained in Article III or Article IV to be untrue or inaccurate such that the condition set forth in Article VI would not be satisfied; (b) any material breach of any covenant or obligation of the Company pursuant to this Agreement such that the condition set forth in Article VI would not be satisfied; (c) any Material Adverse Effect; or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect or cause any of the conditions set forth in Article VI not to be satisfied.

5.4 Access to Information. Each of the Company and the Parent shall afford the other party and their Representatives access during regular business hours to all of their respective files, books, records, Contracts, personnel, properties, assets and offices, and shall, furnish promptly to the other party: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. All such information shall be held subject to the terms of the NDA. Notwithstanding the foregoing, either party may restrict access to (i) documents that are attorney-client privileged or confidential, or (ii) documents that relate to the Company Board’s or the Parent Board’s consideration of this Agreement or alternatives thereto. No investigation pursuant to this Section 5.4 or information provided, made available or delivered to the Company or the Parent pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

5.5 Maintenance of Business.

(a) Each of the Company and the Parent shall carry on its business in the ordinary course consistent with past practice, use its reasonable best efforts to preserve intact its business organization, its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and business relationships with customers, suppliers, employees and others with whom such party has business dealings.

(b) Without limiting the generality of Section 5.5(a), neither the Parent or the Company shall, without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the other party: (i) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person, (ii) allow the creation of any Lien (other than a Permitted Lien) on any of its assets or properties; (iii) grant any current or former director, officer, employee or independent contractor any increase in compensation, bonus or other benefits; (iv) issue any shares of its capital stock of any class or series or any securities convertible into, exchangeable for or exercisable for any such shares, or any rights, warrants or options to acquire, any such shares or other equity interests, other than as provided for by this Agreement; (v) merge, consolidate or reorganize with, acquire (directly or indirectly) or enter into any other business combination with any Person (other than as provided for by this Agreement); (vi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; (vii) amend or otherwise change its articles of incorporation or bylaws (or similar organizational documents); (viii) renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Parent; and (ix) take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

5.6 Exclusivity. Neither party shall, and neither party shall permit or authorize any of its Subsidiaries or any Representatives, directly or indirectly, to solicit, enter into, engage, continue or participate in any negotiations with any Person relating to an Acquisition Proposal during the term of this Agreement. During the term of this Agreement, each party shall promptly inform the other party of the receipt of any unsolicited Acquisition Proposal, including, with such notice, the identity of the Person or group of Persons making such proposal, a copy of any written proposal, and the material terms and conditions of any proposals or offers.

5.7 Financing Efforts. From the date of this Agreement through the Closing Date or the termination of this Agreement, the Company and the Parent shall, and shall cause their respective Representatives to, use commercially reasonable efforts to cooperate in securing a debt or equity financing to support the working capital requirements of the combined enterprise. Such cooperation shall include providing reasonable assistance in the preparation of customary disclosure documents, business plans, financial models, and due diligence responses reasonably required in connection with a financing. The Company hereby consents to the use of its names, logos and trademarks solely in connection with the financing. The Company shall not be required, under the provisions of this Section 5.7 or otherwise in connection with the financing to: (x) pay any commitment or other similar fee prior to the Closing Date that is not advanced or substantially simultaneously reimbursed by the Parent, or (y) incur any out of pocket cost or expense unless such expense is reimbursed by the Parent on the earlier of the Closing Date or termination of this Agreement in accordance with Article VII. Nothing contained in this Section 5.7 shall require the Company to be an issuer or other obligor with respect to the financing or to authorize or approve any financing prior to the Closing. All material, non-public information regarding the Company provided to the Parent or its Representatives pursuant to this Section 5.7 shall be kept confidential in accordance except for disclosure to potential lenders and investors as required in connection with the financing subject to customary confidentiality protections.

5.8 Contingent Value Rights. Immediately following the Effective Time, the Parent shall cause each holder of outstanding shares of Parent Common Stock immediately prior to the Effective Time to receive contingent value rights in accordance with the terms of the Contingent Value Rights Agreement attached hereto as Exhibit C.

5.9 Parent Directors and Officers.

(a) The Parent’s Board of Directors shall adopt resolutions that will provide that following the Effective Time of the Merger and any applicable waiting period imposed by Rule 14(f)-1 promulgated under the Exchange Act, (i) the Parent’s Board of Directors will be comprised of four members, (ii) William D. Schwieterman shall remain on the Board of Directors and each other director of the Parent shall resign, (iii) Vuong Trieu, Anthony Maida, and Steve King shall be appointed to the Parent Board of Directors, and (iv) Vuong Trieu shall be appointed Chairman. The Parent shall secure the resignations of any director that is to step down, effective as of the Effective Time. The Parent shall issue the required notice to its stockholders under Rule 14(f)-1, promptly following the Effective Time.

(b) The Parent’s Board of Directors shall adopt resolutions appointing the following persons to be the officers of the Parent effective as of the Effective Time:

(i) Vuong Trieu: Chief Executive Officer and President

(ii) Matthew M. Loar: Chief Financial Officer

(iii) Fatih Uckun: Chief Medical Officer

(iv) Matthew M. Loar: Secretary

Each such officer shall hold office, subject to the provisions of the Parent Certificate of Incorporation and Bylaws, until his successor shall have been elected and qualified.

(c) Immediately prior to the Effective Time, William D. Schwieterman shall resign from the office of Chief Executive Officer and will voluntarily terminate his employment with the Company.

5.10 Amendment of Parent Certificate of Incorporation. As promptly as practicable following the Closing Date, the Parent shall prepare (i) an amendment to its Certificate of Incorporation (the “Charter Amendment”) to effect reverse stock split of the outstanding Parent Common Stock and to increase the authorized Parent Common Stock to accommodate the conversion of all outstanding Preferred Stock into Common Stock (the “Recapitalization”), and (ii) a proxy statement or information statement submitting the Recapitalization to a vote or written consent of the Parent’s stockholders (the “Proxy Statement”). In connection with the Charter Amendment and the Recapitalization, all outstanding shares of Parent Preferred Stock shall be mandatorily converted into Parent Common Stock in accordance with their terms. The Parent, acting through the Parent Board, shall include a recommendation in the Proxy Statement that the Parent stockholders approve the Charter Amendment and the Recapitalization. The Parent shall promptly file the Proxy Statement with the SEC and use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. Thereafter, the Parent shall promptly cause the Proxy Statement in definitive form to be mailed to the Parent stockholders and, in accordance with applicable law and the Parent’s bylaws, duly convene a meeting of the Parent’s stockholders or procure the written consent of the Parent stockholders, for the purpose of approving the Charter Amendment and the Recapitalization.

5.11 Company Financial Statements. The Company shall use commercially reasonable efforts to deliver to the Parent the Company’s financial statements for the years ended December 31, 2018 and 2017, together with an audit report of an independent accounting firm qualified by the Public Accounting Oversight Board, as soon as reasonably practicable following the date hereof, but in no event later than seventy-five (75) days following the date hereof. The Company financial statements shall be prepared in accordance with GAAP and Regulation S-X under the Securities Act. Promptly following receipt of the Company’s audited financial statements, the Company will use commercially reasonable efforts to file the pro-forma financial statements required to be filed by the Parent pursuant to Regulation S-X under the Securities Act as a result of the consummation of the Merger.

5.12 Registration Rights. Following the later of: (a) the Recapitalization and (b) the filing of the pro forma financial statements pursuant to Section 5.11 above, at the request of Vuong Trieu, the Parent will use commercially reasonable efforts to file with the SEC a registration statement to register the resale of the shares of Parent Common Stock (including those shares issuable upon conversion of Parent Preferred Stock) issued to the holders of record of Company Common Stock pursuant to Section 2.1(a) of this Agreement on such form as Parent is eligible to use for such registration, and shall use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within sixty (60) days of the filing thereof. The Parent shall use commercially reasonable efforts to keep such registration statement effective at all times and available for use until the earlier of the time at which: (i) none of the holders of record of Company Common Stock immediately prior to the Merger own any shares of Parent Common Stock; or (ii) all of the shares of Parent Common Stock issued to the holders of record of Company Common Stock immediately prior to the Merger pursuant to Section 2.1(a) are eligible for resale under Rule 144 without restrictions as to volume limitations.

5.13 Public Announcements. Neither party shall issue any public release or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of the SEC or a Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance.

ARTICLE VI

CONDITIONS TO CLOSING OF MERGER

6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall there be any statute, rule, regulation, law or order enacted, entered, promulgated enforced or deemed applicable to the Merger which prohibits or makes the consummation of the Merger illegal.

(b) Litigation. There shall not be pending any Action by any Governmental Entity, or by any other Person (i) having a reasonable likelihood of success, and that (ii) if successful would result in a Material Adverse Effect.

6.2 Additional Conditions to Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions at or prior to the Effective Time, any of which may be waived in writing exclusively by the Parent and the Merger Sub:

(a) Representations and Warranties. Each of (i) the representations and warranties of the Company set forth in the first sentence of Section 3.1 (Organization and Qualification), Sections 3.2 (Subsidiaries), Section 3.3 (Authority), Section 3.4 (No Conflict), Section 3.5 (No Required Filings or Consents) and Section 3.6 (Capital Stock of the Company), shall be true and correct in each case as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); provided, however, in the case of Section 3.6, subject to any changes that are de minimis in amount or significance; and (ii) the remaining representations and warranties of the Company set forth in this Agreement that are qualified by materiality or “Material Adverse Effect” shall be true and correct (as so qualified) and each of the remaining representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and the Parent shall have received a certificate signed on behalf of the Company by an authorized representative of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and the Parent shall have received a certificate signed on behalf of the Company by an authorized representative of the Company to such effect.

(c) Absence of Material Adverse Effect. There shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Parent.

6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions at or prior to the Effective Time, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each of (i) the representations and warranties of the Parent and the Merger Sub set forth in the first sentence of Section 4.1 (Organization and Qualification), Sections 4.2 (Subsidiaries), Section 4.3 (Authority), Section 4.4 (No Conflict), Section 4.5 (No Required Filings or Consents) and Section 4.6 (Capital Stock of the Parent), shall be true and correct in each case as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); provided, however, in the case of Section 4.6, subject to any changes that are de minimis in amount or significance; and (ii) the remaining representations and warranties of the Parent and the Merger Sub set forth in this Agreement that are qualified by materiality or “Material Adverse Effect” shall be true and correct (as so qualified) and each of the remaining representations and warranties of the Parent and the Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and the Parent shall have received a certificate signed on behalf of the Parent by an authorized officer of the Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. The Parent and the Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Effective Time except for such obligations which individually or in the aggregate do not constitute a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of the Parent by an authorized officer of the Parent to such effect.

(c) Absence of Material Adverse Effect. There shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Parent.

(d) No Material Dissenter’s Rights. The Company shall have received properly perfected demands for appraisal rights pursuant to Section 262 of the DGCL from the holders of no more than 10% of the outstanding Company Common Stock.

6.4 Frustration of Closing Conditions. None of the Parent, the Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VII

TERMINATION OF AGREEMENT

7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written consent of the Company and the Parent.

7.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Parent or the Company if:

(a) the Closing shall not have been consummated by 5:00 p.m. Eastern time on May 10, 2019 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.2(a) shall not be available to any party whose breach of any covenant or obligation under this Agreement has been the proximate cause of, or resulted in, the failure of the Closing to occur prior to the End Date;

(b) if (i) any court of competent jurisdiction or other Governmental Entity shall have issued an Order, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable, or (ii) if there shall be any applicable Law that makes the consummation of the Merger illegal or otherwise prohibited.

(c) if (i) there has been a breach of any representation, warranty, covenant or agreement made by the other party in this Agreement, or (ii) any such representations or warranty shall have become untrue or incorrect, such that as a result of such breach or untruth the conditions set forth in Section 6.2(a) or Section 6.3(a) as applicable would not be satisfied, if occurring or continuing at the Effective Time, and such breach or failure to be true and correct is not cured by the earlier of (1) the End Date and (2) thirty (30) calendar days following receipt of written notice from the other party of such breach or failure.

(d) If the Company has satisfied (or the Parent has waived) each of the conditions to the Parent’s and the Merger Sub’s obligations to consummate the transactions contemplated by this Agreement pursuant to Sections 6.1 and 6.2 hereof, and the Company has indicated in writing to the Parent that the Company is ready, willing and able to consummate the transactions contemplated by this Agreement on the date required by Section 1.2 and the Parent and the Merger Sub fail to consummate the transactions contemplated by this Agreement within two (2) Business Days following the date on which the Closing should have occurred pursuant to Section 1.2.

7.3 Notice of Termination; Effect of Termination and Abandonment. The party hereto desiring to terminate this Agreement pursuant to this Article VII shall give written notice of such termination to the other parties hereto specifying the provision or provisions of this Article VII pursuant to which such termination is purportedly effected and including reasonable detail of the circumstances giving rise to such termination. If this Agreement is terminated pursuant to this Article VII, this Agreement shall become void and of no effect, without any liability on the part of any party hereto or any of their respective representatives; provided that, no such termination shall relieve any party from any liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity. Notwithstanding the forgoing, in no event shall any party hereto be liable for punitive damages.

ARTICLE VIII

DEFINED TERMS

8.1 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acquisition Proposal” means any negotiation, solicitation, agreement or arrangement, with respect to the Parent or the Company that involves (i) the acquisition of more than 20% of the entity’s voting equity by a third party, (ii) a merger or consolidation with a third party, other than under this Agreement, or (iii) the sale, license transfer of all or substantially of their assets to a third party.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Day” means a day other than a Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any contract, agreement, license, lease, guaranty, indenture, sales or purchase order or other legally binding commitment in the nature of a contract (whether or not written) to which a Person is a party.

“Derivative Security” means any option, warrant, equity security, equity-linked security, appreciation rights, phantom equity, or similar ownership interests, calls, rights (including preemptive rights), Contracts, commitments or agreements of any character to which the specified Person is a party or by which either is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, or deliver cash or other consideration with respect to, any shares of capital stock or similar ownership interests or equity-linked securities of such Person or obligating such Person to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, equity-linked security, appreciation rights, call, right, commitment or agreement.

“Indebtedness” means, without duplication to current liabilities, all: (i) obligations for borrowed money (including any unpaid principal, premium, accrued and unpaid interest, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities; (iii) obligations, contingent or otherwise, in respect of any letters of credit or bankers’ acceptances (to the extent drawn), sureties, performance bonds, guaranties, endorsements and other similar obligations, whether secured or not, in respect of the obligations of other Persons; (iv) obligations (including accrued interest) without duplication under a lease agreement that would be capitalized pursuant to GAAP and (v) the deferred purchase price of property or services (excluding earn-out obligations which shall not be deemed Indebtedness under this Agreement). For purposes of calculating Indebtedness, all interest, prepayment penalties, premiums, fees and expenses (if any) and other amounts which would be payable if Indebtedness were paid in full at the Closing shall be treated as Indebtedness.

“Intellectual Property Rights” means all worldwide (a) inventions, whether or not patentable, (b) patents and patent applications, and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof, (c) trademarks, trademark applications, service marks, service mark applications, trade dress, logos, (d) Internet domain names and trade names, whether or not registered, and all goodwill associated therewith, rights of publicity and other rights to use the names and likeness of individuals, (e) copyrights and related rights, whether or not registered, (f) computer software, data, databases, files, and documentation and other materials related thereto, (g) trade secrets and all confidential, proprietary, technical, technological, industrial, business processes and business information, (h) know how, (i) all rights in any of the foregoing provided by bilateral or international treaties or conventions, and (j) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to Company, the actual knowledge after reasonable inquiry of Vuong Trieu, and with respect to Parent, the actual knowledge after reasonable inquiry of William D. Schieterman and Matt Loar.

“Law” means any federal, state, local (statutory, common or otherwise), municipal, foreign or international, multinational or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, guideline, policy, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, applied, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Liens” means all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), other than Permitted Liens.

“Losses” shall mean any loss, damage, injury, liability, claim, demand, settlement, judgment, award, assessment, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature, including any lost profits and any diminution in value of the business.

“Material Contracts” means with respect to the each of the Parent and the Company, each Contract to which the Parent or the Company is a party or subject to or by which its assets are bound which: (a) provides for obligations, payments, Liabilities, consideration, performance of services or the delivery of goods to or by such party of any amount or value reasonably expected to be in excess of $50,000 in any annual period; (b) contains covenants limiting the freedom of such party to engage in any line of business in any geographic area or to compete with any Person; (c) is an employment, retention or severance contract, or a consulting or non-compete agreement, applicable to any employee of or consultant to such party whose annual total compensation exceeds $120,000 or any director of such party; (d) relates to, or is evidence of, or is a guarantee of, or provides security for, indebtedness (whether incurred, assumed, guaranteed or secured by any asset of such party); (e) is a letter of credit, bond or similar arrangement running to the account of, or for the benefit of, such party in an amount in excess of $50,000; (f) is a joint venture or partnership contract or a limited liability company operating agreement; (g) is entered into with, or otherwise relates to, any Affiliate, officer or director or their family members of such party; (h) provides for the payment of cash or other compensation or benefits upon the Merger and the consummation of the transactions contemplated hereby; (i) relates to any loan to any directors, officers or Affiliates of such party; or (j) is otherwise material to the operations and business prospects of such party.

“Material Adverse Effect” means a change, event, effect, violation, inaccuracy, circumstance or other matter which, individually or in the aggregate with other changes, events, effects, violations, inaccuracies, circumstances or other matters, when considered on either a long-term basis or a short-term basis, has had or could reasonably be expected to have or give rise to a material adverse effect on: (i) the business, results of operations, condition (financial or otherwise), prospects, capitalization, liabilities, operations or financial performance or assets of the specified party; or (ii) the ability of the specified party to consummate the transactions contemplated hereby on a timely basis.

“Order” means any writ, decree, injunction, order, judgment, stipulation, determination, award or similar action.

“Permit” means any permits, licenses, variances, exemptions, consents, orders, authorizations and approvals from Governmental Entities.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, and (g) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate, including the rights to use a license under the applicable Contract.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Regulation S-K” means Regulation S-K as promulgated under the Exchange Act.

“Related Party” of any specified Person means: (i) an executive officer or director (or any Person that exercises substantially similar right and authority) of such specified Person; (ii) any Person owning 5% or more of the voting shares of such specified Person (assuming the exercise or conversion of any Derivative Securities of such specified Person that represents, directly or indirectly, the right to acquire voting shares of such specified Person); (iii) any Person that can significantly influence the management or operating policies of such specified Person, including the ability that would prevent such specified Person from fully pursuing its own separate interests, through the ownership of securities, contract or both; or (iv) the immediate family members or Affiliates or associates of any Person described in the foregoing clauses of this paragraph.

“Representatives” of any entity means such entity’s directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through subsidiaries or otherwise, beneficially owned by such Person.

“Transaction Documents” means each of the documents, agreements and instruments related to this Agreement and the Merger or the other transactions contemplated hereby, to which the specified Person is a party.

ARTICLE IX

GENERAL PROVISIONS

9.1 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set out below (or to any other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by email, personal delivery, or nationally recognized overnight courier (each with confirmation of receipt). Notice shall be deemed effective upon receipt, provided that if Notice is send by email after 5:00 p.m. or on any day that is not a Business Day for the recipient, the Notice shall be deemed effective at 9:00 a.m. on the next Business Day. Notices shall be addressed:

if to the Parent or Merger Sub, to:

Mateon Therapeutics, Inc.

701 Gateway Blvd., Suite 210

South San Francisco, CA 94080

Attention: Matthew M. Loar

Email:

With copies (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC

One Financial Center

Boston, MA 02111

Attn: Megan Gates, Esq.

Email:

if to the Company or the Company Representative, to:

Oncotelic Inc.

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

Attention: Vuong Trieu

Email:

With copies (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

12275 El Camino Real Suite 200

San Diego, California 92130

Attn: James A. Mercer III, Esq.

Email:

9.2 Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to its subject matter, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. No party has relied on any other express or implied representation or warranty, either written or oral in connection with its entry into this Agreement, including any representation or warranty arising under statute or otherwise under law. In the event of any inconsistency between the statements in the body of this Agreement, and the related exhibits and schedules (other than an exception expressly set forth as such in the schedules), the statements in the body of this Agreement shall control.

9.3 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, but only to the extent permitted by applicable Law or in accordance with the rules of any self-regulatory organization. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto. After the Effective Time, any such amendment, supplement or modification of this Agreement shall require the written consent of the Board of Directors of Parent and of the Company Representative.

9.4 Waiver. No waiver under this Agreement is effective unless it is in writing and signed by the party waiving its right. Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion. No failure or delay in exercising any right, remedy, power or privilege or in enforcing any condition under this Agreement or any act, omission or course of dealing between the parties shall constitute a waiver or estoppel of any right, remedy, power, privilege or condition arising from this Agreement.

9.5 No Assignment. Neither party may assign this Agreement or otherwise convey any rights or obligations under this Agreement without the prior written consent of the other party. The rights and duties of the parties hereto will bind and inure to the benefit of their respective permitted successors and permitted assigns, as the case may be. Any attempted assignment in violation of the provisions of this section will be null and void.

9.6 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective permitted successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (1) to sections, schedules and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (2) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, as applicable, the laws of the United States, without giving effect to the principles of choice of law or conflicts of laws of Delaware or any other jurisdiction.

9.9 Venue. Any legal suit, action or proceeding arising out of this Agreement, or the transactions contemplated hereby shall be instituted in the Delaware Court of Chancery, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.11 Attorneys’ Fees. In the event that any party institutes any legal suit, action or proceeding against the other party arising out of this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

9.12 Expenses. Except as otherwise specifically set forth elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

9.13 Remedies.

(a) The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

(b) Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post bond.

9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

MATEON THERAPEUTICS, INC.

By:	/s/ William D. Schwieterman
Name: William D. Schwieterman
Title: Chief Executive Officer

ONCOTELIC ACQUISITION CORPORATION

By:	/s/ Matthew M. Loar
Name: Matthew M. Loar
Title: President

ONCOTELIC, INC.

By:	/s/ Vuong Trieu
Name: Vuong Trieu
Title: Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

Exhibit A

Bylaws

Exhibit A

Exhibit B

Certificate of Designation

Exhibit B

Exhibit C

Contingent Value Rights Agreement

Exhibit C

Schedule I—Index to Certain Defined Terms

Term	Section
Agreement	Preamble
Blue Sky Laws	3.5
Certificate of Merger	1.2
Charter Amendment	5.10
Closing Date	1.2
Closing	1.2
Company	Preamble
Company Approvals	3.17
Company Common Stock	2.1(a)
Company Disclosure Schedule	Article III
Company Financial Statements	3.7(a)
Company Products	3.17(a)
Company Stock Plan	3.6(b)
Company Stock Record	2.2(b)
Company Stockholder Approval	Recitals
Company Transaction Documents	3.3
DGCL	Recitals
Dissenting Shares	2.1(f)
Effective Time	1.2
Employee Plans	3.12
End Date	7.2(a)
ERISA	3.12
FDA	3.17(a)
FDCA	3.17(a)
GAAP	3.7(a)
Governmental Entity	3.5
HIPAA	3.18(a)
Interim Financial Statements	3.7(a)
Leased Real Property	3.13(b)
Merger Sub	Preamble
Merger	Recitals
Notice	9.1
Parent	Preamble
Parent Common Stock	2.1(a)
Parent Disclosure Schedule	Article IV
Parent Financial Statements	4.8(a)
Parent Preferred Stock	2.1(a)
Parent Products	4.18(a)
Parent SEC Reports	4.7
Parent Stock Plans	4.6(b)
Parent Transaction Documents	4.3
PHSA	3.17(a)
Proxy Statement	5.10
Recapitalization	5.10
Sarbanes-Oxley Act	3.7(c)
Securities Act	3.5
Surviving Corporation	1.1

Term	Section
Tax	3.9(d)
Tax Returns	3.9(a)